UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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DUSKA THERAPEUTICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DUSKA THERAPEUTICS, INC.

Two Bala Plaza, Suite 300

Bala Cynwyd, Pennsylvania 19004

May 9, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Duska Therapeutics, Inc. The meeting will be held at the Hilton Hotel, 4200 City Avenue, Philadelphia, Pennsylvania 19131, beginning at 9:00 A.M., local time, on Monday, June 6, 2005.

The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes three items to be voted on by the stockholders. At the Annual Meeting, I will also report on Duska’s current operations and will be available to respond to questions from stockholders.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. You are urged, therefore, to complete, sign, date and return the enclosed proxy card (or use telephone or internet voting procedures, if offered by your broker), even if you plan to attend the meeting.

I hope you will join us.

Sincerely,

/s/ Amir Pelleg
Amir Pelleg President

DUSKA THERAPEUTICS, INC.

Two Bala Plaza, Suite 300

Bala Cynwyd, Pennsylvania 19004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on June 6, 2005

Notice is hereby given to the holders of common stock, $0.001 par value per share, of Duska Therapeutics, Inc. (“Duska” or the “Company”) that the Annual Meeting of Stockholders will be held on Monday, June 6, 2005 at the Hilton Hotel, 4200 City Avenue, Philadelphia, Pennsylvania 19131, beginning at 9:00 A.M., local time, for the following purposes:

(1)	To elect seven directors to serve until the 2006 Annual Meeting of Stockholders;

(2)	To approve the Company’s 2004 Equity Incentive Plan;

(3)	To ratify the selection of Stonefield Josephson, Inc. as Duska’s independent auditors for the fiscal year ending December 31, 2005; and

(4)	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Information concerning these matters, including the names of the nominees for the Company’s Board of Directors, is set forth in the Proxy Statement accompanying this Notice. Only those stockholders of record at the close of business on April 25, 2005 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting.

By Order of the Board of Directors

May 9, 2005	/s/ Amir Pelleg
Amir Pelleg, Ph.D. President

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE (OR USE TELEPHONE OR INTERNET VOTING PROCEDURES, IF AVAILABLE THROUGH YOUR BROKER). IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON.

DUSKA THERAPEUTICS, INC.

Two Bala Plaza, Suite 300

Bala Cynwyd, Pennsylvania 19004

Annual Meeting of Stockholders to be Held on June 6, 2005

PROXY STATEMENT

This Proxy Statement is furnished to holders of the common stock, $0.001 par value per share, of Duska Therapeutics, Inc., a Nevada corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Hilton Hotel, 4200 City Avenue, Philadelphia, Pennsylvania 19131, beginning at 9:00 A.M., local time, on Monday, June 6, 2005, and at any postponement or adjournment of the Annual Meeting.

This Proxy Statement and the accompanying proxy card are first being mailed to our stockholders on or about May 9, 2005.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the attached Notice of Meeting and described in detail in this Proxy Statement, which are the election of directors, the approval of the 2004 Equity Incentive Plan, and the ratification of our appointment of independent accountants. In addition, management will report on our performance during fiscal 2004 and respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 25, 2005 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

What are the voting rights of the holders of our common stock?

Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting, provided a quorum is present, will be required for approval of each of the proposals described in this Proxy Statement other than the election of directors. With regard to the election of directors, the seven nominees receiving the greatest number of votes cast will be elected.

Abstentions will be counted towards the tabulation of votes cast on matters properly presented to the stockholders (except the election of directors) and will have the same effect as negative votes. Broker non-votes will not be counted as votes cast and, therefore, will have no effect on the outcome of the matters presented at the Annual Meeting.

What constitutes a quorum?

Our Bylaws provide that the presence, in person or by proxy, at our Annual Meeting of the holders of a majority of the outstanding shares of our common stock will constitute a quorum.

For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include so-called broker non-votes also will be counted as shares present for purposes of establishing a quorum. On the record date of April 25, 2005, there were 19,627,801 shares of our common stock issued and outstanding, and those shares are the only shares that are entitled to vote at the Annual Meeting.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendations of our Board of Directors are set forth together with the description of each Proposal in this Proxy Statement. In summary, our Board of Directors recommends a vote:

•	“FOR” election of the directors named in this Proxy Statement (see Proposal I);

•	“FOR” approval of the 2004 Equity Incentive Plan (see Proposal II);

•	“FOR” ratification of the appointment of Stonefield Josephson, Inc. as our independent auditors for fiscal 2005 (see Proposal III).

Proxies

If the enclosed proxy card is executed, returned in time and not revoked, the shares represented by the proxy card will be voted at the Annual Meeting and at any postponement or adjournment of the Annual Meeting in accordance with the directions indicated on the proxy card. IF NO DIRECTIONS ARE INDICATED, PROXIES WILL BE VOTED “FOR” ALL PROPOSALS DESCRIBED IN THIS PROXY STATEMENT AND, AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT OF THE ANNUAL MEETING, IN THE SOLE DISCRETION OF THE PROXY HOLDERS.

A stockholder who returns a proxy card may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting to us a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: Duska Therapeutics, Inc., Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004, Attention: Corporate Secretary.

PROPOSAL I

ELECTION OF DIRECTORS

Pursuant to our Bylaws, our Board of Directors has fixed the number of our directors at seven. Each director is elected for a term of one year and until his or her successor is elected.

The following is information concerning the nominees for election as directors. We believe that each nominee will be able to serve as a director. Jane Kinsel, one of our current directors and a director nominee, is an employee of the National Institutes of Health, which has proposed new regulations that may prevent its employees from serving as directors of pharmaceutical or biotechnology companies. Pending clarification of these rules, Ms. Kinsel intends to continue to serve as one of our directors. In the event that a nominee is unable to serve, the proxy holders will vote the proxies for such other nominee as they may determine.

Nominees

Manfred Mosk, Ph.D. Dr. Mosk, age 68, has served as our Non-Executive Chairman of the Board this company’s acquisition of Duska Scientific Co., our wholly-owned operating company, in August 2004. He has served as the Chairman of Duska Scientific since 1999, including as the non-executive Chairman of Duska Scientific since January 1, 2004 and as the part-time interim Chief Executive Officer of Duska Scientific during 2003, and as a member of Duska Scientific’s Executive Committee of the Board of Directors during 2003. Dr. Mosk has been the President of Technomedics Management & Systems, Inc., a privately held healthcare economics consulting firm, since 1994. Dr. Mosk is a co-founder of Spectral Molecular Imaging, Inc. and has served as its Interim President and Director since its inception in 2004. Dr. Mosk currently serves on the Board of Directors of SensaGenomics, Inc., UCLA’s Jonsson Cancer Center Foundation, The University Kidney Disease Research Associates at USC, and on the Executive Committee of the Board of Governors of Cedars-Sinai Medical Center. He previously served on the Board of Directors of Arbios Systems, Inc., the California State University (system-wide) Foundation, The College of Naturopathic Medicine; and on the Board of Advisors of GeoVax, Inc. and Spectrum Laboratories, Inc. He is also a member of the Institutional Review Board (IRB) of Cedars Sinai Medical Center. Dr. Mosk was an Economic Counselor for the eastern European division of Pfizer, Inc. Dr. Mosk was the co-founder, former President, Chief Executive Officer and director of Medco Research, Inc. from approximately 1983 to 1992, when he voluntarily retired from these positions. He rejoined the Board and served again as a director of Medco from approximately 1995 to 1996. Medco was subsequently acquired by King Pharmaceuticals, Inc. Under Dr. Mosk’s leadership, Medco acquired licenses, raised funds, became a public company and developed the first-ever approved and marketed adenosine-based drug in the U.S. Dr. Mosk holds B.S., M.S. and Ph.D. degrees in business administration from The California State University and The California Western University.

Amir Pelleg, Ph.D. Dr. Pelleg, age 60, has served on a full-time basis as our President, Chief Operating Officer and Chief Scientific Officer and a director since the merger with Duska Scientific Co. in August 2004. Dr. Pelleg served, on a part-time basis, as President, Chief Scientific Officer, and director of Duska Scientific since its inception in 1996 and as Duska Scientific’s Chief Operating Officer since January 2004. Dr. Pelleg also was a member of Duska Scientific’s Executive Committee of the Board of Directors during 2003. Dr. Pelleg was a Professor of Medicine and Pharmacology at Drexel University College of Medicine, Philadelphia, Pennsylvania from 1992 until 2004, and is currently an Adjunct Professor at that institution. He is an internationally recognized expert on the physiology and pharmacology of ATP and related compounds in general, and their role in the cardiovascular system in particular. His research work has been supported by numerous grants from the National Institutes of Health, American Heart Association and pharmaceutical companies. Dr. Pelleg has published more than 100 peer-reviewed papers, and edited and co-authored three textbooks in this field. He is a member of the editorial boards of The American Journal of Therapeutics and acts as an ad-hoc reviewer for numerous other leading scientific journals. His inventions, covered by patents and pending patent applications, constitute a significant part of our proprietary technology platform. Dr. Pelleg holds a B.Sc. degree in Biology from Tel-Aviv University, M.S. in Bioengineering from the Polytechnic Institute of Brooklyn and a Ph.D. in Human Physiology from Louisiana State University. He was a NIH post-doctoral fellow at the University of Virginia.

Sanford J. Hillsberg. Mr. Hillsberg, age 56, has served as a director and on a part-time basis as our Secretary since the merger with Duska Scientific Co. in August 2004 and as a director and Secretary of Duska Scientific since 1999, and served on a part-time basis as a Vice President of Duska Scientific from 1999 through 2003. Mr. Hillsberg was also a member of Duska Scientific’s Executive Committee of the Board of Directors during 2003. He currently is Chairman of the Audit Committee of our Board of Directors. Mr. Hillsberg has been an attorney with Troy & Gould Professional Corporation, a law firm in Los Angeles specializing in corporate and securities laws, since 1976. Troy & Gould has served as our corporate legal counsel since the merger and corporate legal counsel to Duska Scientific since 1999. Mr. Hillsberg is a director of Spectral Molecular Imaging, Inc., a medical optical imaging research and development company, SensaGenomics, Inc., a cancer immunotherapy research and development company, and Tempra Technology Inc., a thermal research and development company, and previously served as a director and Vice President of Medco. Mr. Hillsberg has previously served as a Commissioner of the Quality and Productivity Commission of the City of Los Angeles. Mr. Hillsberg holds a B.A. degree from the University of Pennsylvania and a J.D. degree from Harvard Law School.

Rudolph Nisi, M.D. Dr. Nisi, age 72, has served as our Vice Chairman since the merger with Duska Scientific Co. in August 2004 and as Duska Scientific’s Vice Chairman since 2000 and is Chairman of the Compensation Committee of our Board of Directors. Dr. Nisi is engaged in the private practice of cardiology since 1964, has been Chief of Cardiology at Westchester Square Medical Center for 20 years and a Clinical Professor of Medicine at Cornell University Medical College for four years. Dr. Nisi is a Director of Tempra Technology Inc., and was the Chairman of the Board of Medco.

John N. Kapoor, Ph.D. Dr. Kapoor, age 60, has served as a director since the merger with Duska Scientific Co. in August 2004 and as a director of Duska Scientific since 2001. Dr. Kapoor is the President of EJ Financial Enterprises, Inc., a venture capital and investment advisory firm headquartered in Lake Forest, Illinois, which he founded in 1990. EJ Financial manages a significant portfolio of securities in the biopharmaceutical and health services industries. Dr. Kapoor has served as Chairman of the Board of Akron, Inc., manufacturer and marketer of diagnostic and therapeutic pharmaceuticals in specialty areas such as ophthalmology, rheumatology, anesthesia and antidotes, among others, since 1995 and that company’s Interim Chief Executive Officer from March 2001 to December 2002. He also serves as Chairman of the Board of Option Care, Inc. (an infusion services and supplies company), Introgen Therapeutics, Inc. (a gene therapy company) and First Horizon Pharmaceutical Corporation (a distributor of pharmaceuticals) and is a director of NeoPharm, Inc. (a biopharmaceutical company) and a number of privately held companies. He holds a Ph.D. in medicinal chemistry from the State University of New York at Buffalo. In April 2002, Akron, Inc. announced that the Securities and Exchange Commission had informed it that the Securities and Exchange Commission planned to bring an enforcement action against Akron, Inc. On September 25, 2003, without admitting or denying the Securities and Exchange Commission’s findings, Akron, Inc. consented to a cease and desist order to resolve this matter.

David Benditt, M.D. Dr. Benditt, age 57, has served as a director since the merger with Duska Scientific Co. in August 2004 and as a director of Duska Scientific since 2003. Dr. Benditt has been a Professor of Medicine at the Cardiovascular Division, Department of Medicine, since 1991 and Director of Cardiac Electrophysiology Laboratory and Arrhythmia Service for 25 years, both at the University of Minnesota Medical School, Minneapolis, Minnesota. He is a recognized authority on syncope and cardiac pacing, and serves on the editorial board of several medical professional journals and the medical advisory board of several leading American corporations. Dr. Benditt has published more than 200 peer-reviewed papers, editorials and book chapters and edited, co-edited and co-authored three books. He received his B.Sc. and M.D. degrees from the University of Manitoba, Manitoba, Canada and did his post graduate training at the Department of Medicine, Duke University Medical Center, Durham, N.C.

Jane Kinsel, Ph.D. Dr. Kinsel, age 48, has served as a director since the merger with Duska Scientific Co. in August 2004 and as a director of Duska Scientific since 2002. Dr. Kinsel has been Associate Director for Science Policy and Operations at the National Center for Complementary and Alternative Medicine (NCCAM), a component of the National Institutes of Health (NIH), since 2001 and has worked in various capacities with the NIH for the past 25 years. Dr. Kinsel holds a Ph.D. in pharmaceutical chemistry from the University of Kansas and a M.B.A. from the Wharton School of Business of the University of Pennsylvania in Philadelphia.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR ELECTION AS DIRECTORS.

Meetings of the Board of Directors and Committees

Board of Directors

The property, affairs and business of Duska Therapeutics, Inc. are conducted under the supervision and management of our Board of Directors as called for under the laws of Nevada and our Bylaws. Our Board of Directors has determined that Drs. Nisi, Kapoor, Benditt and Kinsel are each “independent” under the independence standards of both the Nasdaq Stock Market and the Securities and Exchange Commission (the “SEC”) and have no material relationships with us (either directly or as a partner, stockholder or officer of any entity) that could be inconsistent with a finding of their independence as members of our Board of Directors or as the members of our Audit Committee or Compensation Committee.

The Board of Directors held four meetings during the 2004 fiscal year. Each director attended at least 75% of the aggregate of the total meetings of the Board and the total number of meetings of all Board committees on which he or she served that were held during the portion of the 2004 fiscal year in which he or she served as a director or served on such committees, as applicable.

Audit Committee

In August 2004, our Board of Directors established an Audit Committee. The Audit Committee is currently composed of Mr. Hillsberg, Dr. Kapoor and Dr. Kinsel. The Board of Directors has instructed the Audit Committee to meet periodically with the company’s management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, appoint and retain the independent accountants to be retained, and receive and consider the accountants’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest. The Audit Committee’s responsibilities also include oversight activities described below under the “Report of the Audit Committee.” Drs. Kapoor and Kinsel are non-employee directors and are “independent” under the Nasdaq Stock Market’s listing standards. While each of the members of the Audit Committee has significant knowledge of financial matters, none of the Audit Committee members has been designated as an “audit committee financial expert” as defined under Item 401(h)(2) of Regulation S-K of the Securities Exchange Act of 1934, as amended. A copy of the Audit Committee’s Charter is attached to this Proxy Statement as Appendix A. The Audit Committee held one meeting during the 2004 fiscal year.

Compensation Committee

The Compensation Committee is authorized to review and make recommendations to the full Board of Directors relating to the annual salaries and bonuses of our officers and to determine in its sole discretion all grants of stock options, the exercise price of each option, and the number of shares to be issuable upon the exercise of each option under our stock option plans. The Committee also is authorized to interpret our stock option plans, to prescribe, amend and rescind rules and regulations relating to the plans, to determine the term and provisions of the respective option agreements, and to make all other determinations deemed necessary or advisable for the administration of the plans. The Compensation Committee is composed of Dr. Nisi, Dr. Benditt and Dr. Kinsel. All of the members of the Compensation Committee are “independent” under the Nasdaq Stock Market’s listing standards. The Compensation Committee held four meetings during the 2004 fiscal year.

Nominating Directors

The entire Board of Directors (a majority of whom are independent directors) is responsible for the (1) identification of individuals who are qualified to become members of the Board, consistent with criteria approved by the Board, (2) selection of the director nominees for each annual meeting of stockholders, and (3) development of a set of corporate governance principles applicable to the Company. As a result, the Board of Directors has not found it necessary to date to have a separate Nominating Committee. However, the Board of Directors may form a Nominating Committee in the future for the purpose of nominating future director candidates.

The Board of Directors has not established any specific minimum qualifications for director candidates or any specific qualities or skills that a candidate must possess in order to be considered qualified to be nominated as a director. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. In making its nominations, the Board of Directors generally will consider, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

Stockholder Recommendations of Director Candidates

The Board of Directors will consider Board nominees recommended by stockholders. In order for a stockholder to nominate a candidate for director, timely notice of the nomination must be given in writing to the Corporate Secretary of the Company. To be timely, the notice must be received at the principal executive officers of the Company as set forth under “Stockholder Proposals” below. Notice of a nomination must include your name, address and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, as well as whether the individual can understand basic financial statements and the candidate’s other board memberships (if any). You must submit the nominee’s consent to be elected and to serve. The Board of Directors may require any nominee to furnish any other information that may be needed to determine the eligibility and qualifications of the nominee.

Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our Board members or management are evaluated.

Code of Ethics

The Board of Directors adopted a Code of Ethics which covers all of our executive officers and key employees. The Code of Ethics requires that senior management avoid conflicts of interest; maintain the confidentiality of our confidential and proprietary information; engage in transactions in our common stock only in compliance with applicable laws and regulations and the requirements set forth in the Code of Ethics; and comply with other requirements which are intended to ensure that our officers conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of this company.

All of our executive officers are required to affirm in writing that they have reviewed and understand the Code of Ethics.

A copy of our Code of Ethics will be furnished to any person upon written request from any such person. Requests should be sent to: Secretary, Duska Therapeutics, Inc., Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004.

Stockholder Communication with Board Members

Stockholders who wish to communicate with our Board members may contact us at our principal executive office at Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania. Written communications specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Non-Executive Chairman of our Board, or to the particular director to whom they are addressed, or presented to the full Board or the particular director at the next regularly scheduled Board meeting.

Board Members’ Attendance at Annual Meetings

Each director has been invited and is expected to be present at the Annual Meeting of Stockholders. Our Annual Meeting will be held on June 6, 2005.

Compensation of Directors

Prior to our acquisition of Duska Scientific Co. in August 2004, our company was known as Shiprock, Inc. and was managed by other officers and directors. During the fiscal year ended December 31, 2004, neither Shiprock nor Duska Scientific paid its directors any cash compensation for serving on the Board of Directors. Duska Scientific did, however, grant each of its directors options to purchase 75,000 shares of common stock in February 2004 (Dr. Benditt received options to purchase 105,000 shares of common stock), which options have a seven-year term and an exercise price of $1.00 per share. In February 2005 we also compensated our directors by granting to each of the four non-employee directors five-year options to purchase 20,000 shares at an exercise price of $2.20 per share, and by granting to each of the three directors who also serve as officers (Messrs. Pelleg, Mosk and Hillsberg) five-year options to purchase 40,000 shares at an exercise price of $2.20 per share. In addition, the directors are reimbursed for travel expenses to attend the Board of Director meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and any person who owns more than 10% of our outstanding shares of common stock are required by Section 16(a) of the Securities Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to furnish us with copies of those reports. Based solely on our review of copies of reports we have received and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors and executive officers and greater than 10% stockholders for 2004 were complied with.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 25, 2005 (a) by each person known by us to own beneficially 5% or more of any class of our common stock, (b) by each of our Named Executive Officers and our directors and (c) by all executive officers and directors of this company as a group. As of April 25, 2005 there were 19,627,801 shares of our common stock issued and outstanding. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)		Percentage of Class
Manfred Mosk, Ph.D.	4,718,036	(3)	22.7%

Amir Pelleg, Ph.D.	5,197,036	(4)	24.9%

Sanford J. Hillsberg	4,164,800	(5)	20.6%

John N. Kapoor, Ph.D.	5,628,864	(6)	23.6%

Rudolph Nisi, M.D.	531,836	(7)	2.6%

David Benditt, M.D.	110,000	(8)	*

Jane Kinsel, Ph.D.	125,000	(8)	*

All executive officers and directors as a group (9 persons)	20,630,572	(9)	74.6%

*	Less than 1%.

(1)	The address of each of the persons shown is c/o Duska Therapeutics, Inc., Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding, including for purposes of computing the percentage ownership of the person holding such option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.

(3)	Includes 85,836 shares, including 27,918 shares subject to warrants, owned of record by Technomedics Management & Systems, Inc., of which Dr. Mosk is the controlling stockholder. Also includes an additional 1,117,000 shares subject to options.

(4)	Includes 1,219,918 shares subject to warrants and options.

(5)	Includes 49,200 shares owned of record by the Hillsberg Family Trust, of which Mr. Hillsberg is a co-trustee. Also includes 592,000 shares subject to options. Excludes 301,836 shares, including 267,918 shares subject to options and warrants, owned beneficially by Troy & Gould Professional Corporation, of which Mr. Hillsberg is a member and shareholder.

(6)	With the exception of 125,000 shares subject to options held by Dr. Kapoor, all of the shares shown are held by Mr. Kapoor’s trust, of which Mr. Kapoor is trustee. Includes 4,095,815 shares subject to warrants.

(7)	Includes 449,918 shares subject to warrants and options.

(8)	All of the shares shown are subject to options.

(9)	Includes 8,017,569 shares subject to warrants and options.

Certain Relationships and Related Transactions

Dr. Manfred Mosk is our non-executive Chairman of the Board. He is the controlling shareholder of Technomedics Management & Systems, Inc. Technomedics Management & Systems, Inc. has provided the consulting services of Dr. Mosk to Duska Scientific since 1999. Dr. Mosk has served as the Chairman of Duska Scientific since 1999, as the part-time interim Chief Executive Officer of Duska Scientific during 2003, and as the non-executive Chairman of Duska Scientific during 2004. During 2003, Technomedics Management & Systems, Inc., earned a salary and bonus of $175,000 (of which only $4,792 was paid in 2003 and $140,208 was paid in 2004) for the services Dr. Mosk rendered as our interim part-time Chief Executive Officer. During 2004, Technomedics Management & Systems, Inc., earned and was paid $70,000 for the services Dr. Mosk rendered as Non-Executive Chairman of the Board. Currently, Technomedics Management & Systems, Inc. earns $70,000 annual compensation for the services Dr. Mosk provides as Non-Executive Chairman of the Board. As of December 31, 2004, remaining amounts owed by us to Technomedics Management & Systems, Inc. during 2003 totaled $30,000.

Sanford J. Hillsberg is our corporate Secretary and one of our directors as well as a member and shareholder of Troy & Gould Professional Corporation. Troy & Gould has been Duska Scientific’s corporate law firm since 1999 and our corporate law firm since the merger. Troy & Gould Professional Corporation, beneficially owns 301,836 shares of our common stock. Potential conflicts of interest could arise for either Mr. Hillsberg or Troy & Gould Professional Corporation in the performance of their services to us as a result of their ownership interests in our securities or Mr. Hillsberg’s positions as one of our officers and directors. During fiscal years 2003 and 2004, we paid Troy & Gould $33,472 and $153,893, respectively, for legal services rendered to us. Mr. Hillsberg served as a Vice President and Secretary of Duska Scientific during 2002 through 2004 and currently continues to serve as our corporate Secretary. During 2003, Mr. Hillsberg earned a salary and bonus of $60,000 (of which only $2,080 was paid in 2003 and $52,920 was paid in 2004) for the services he rendered as our Vice President and corporate Secretary. During 2004, Mr. Hillsberg earned and was paid $25,000 for the services he rendered as our corporate Secretary. Currently, Mr. Hillsberg earns an annual salary of $25,000 for his services as corporate Secretary. As of December 31, 2004, remaining amounts owed by us to Mr. Hillsberg during 2003 totaled $5,000.

Mr. Gropp served as our Chief Executive Officer, President, Chief Financial Officer and Secretary during the three years prior to the merger. Until the merger, Michael Artis was one of our principal stockholders. In connection with the merger, we agreed to register the 820,000 shares of our common stock held by Tommy J. Gropp and Michael Artis.

Pursuant to a License and Assignment Agreement dated as of November 15, 1999, Dr. Amir Pelleg and Dr. Edward S. Schulman assigned and licensed certain intellectual property that is the basis for ATPace™, Vagonixen™ and Primastrene.™ In consideration for this assignment and license, Duska Scientific issued 240,000 shares of its common stock to Dr. Pelleg and 240,000 shares of its common stock to Dr. Schulman (a portion of which they each assigned to the medical institution with which they were then associated). Duska Scientific also agreed to pay each of these individuals a percentage royalty of the net sales of products by Duska Scientific based on the intellectual property assigned and licensed. Please see “Business—Intellectual Property.” In February 2004, Duska Scientific issued a seven-year option to Dr. Pelleg under the company’s 2000 Stock Option Plan to purchase 225,000 shares of Duska Scientific common stock at $1.00 per share pursuant to the terms of an Assignment Agreement under which Dr. Pelleg assigned all of his ownership interest in an invention, including a U.S. provisional patent application, covering methods of modulating cough for therapeutic or diagnostic purposes. The option vested as to 75,000 shares upon grant, with the remaining options to vest upon the issuance of a U.S. patent with claims at least as broad as those specified in the Assignment Agreement.

Dr. John Kapoor is a director of this company. In October 2002, the John N. Kapoor Trust purchased for $300,000 in a private placement made by Duska Scientific to accredited investors (i) a $300,000 principal amount Duska Scientific three-year promissory note convertible into 288,000 shares of Duska Scientific common stock and (ii) a five-year warrant to purchase 576,000 shares of Duska Scientific common stock at $1.04 per share. In March 2004, the John N. Kapoor Trust converted the entire $300,000 note and $33,140 of accrued interest on the note into 319,815 shares of Duska Scientific common stock and, in consideration of the early conversion of the note, received an additional five-year warrant to purchase 319,815 shares of Duska Scientific common stock at $1.00 per share. In August 2004, the John N. Kapoor Trust purchased $500,000 of units in a private placement made to accredited investors by Duska Scientific, the units consisting of a total of 500,000 shares of Duska Scientific common stock and three-year warrants to purchase a total of 500,000 shares of Duska Scientific common stock at $2.50 per share.

Executive Officers of Duska Therapeutics, Inc.

For biographical information regarding one of our executive officers, Amir Pelleg, Ph.D., see “Proposal I – Election of Directors – Nominees.” For information concerning executive officers’ ownership of our common stock, see “Security Ownership of Certain Beneficial Owners and Management” above.

Mark Reynolds. Mr. Reynolds, age 43, has served as our Chief Financial Officer since the merger and since mid-2002 Mr. Reynolds has been a financial consultant to biopharmaceutical and biotechnology companies. From 1988 through mid-2002, Mr. Reynolds served as first Controller and later as Chief Financial Officer, Vice President, Finance and Corporate Secretary for CytRx Corporation, a publicly-held biopharmaceutical company. He also has served as CFO/Controller for private companies in the vaccine research, pharmaceutical services and animal health industries. Mr. Reynolds began his career as an auditor with a national auditing firm. He is a licensed certified public accountant and member of the American Society of Certified Public Accountants and is a graduate of the University of Georgia (MACC, BBA).

Marie Sciocchetti. Ms. Sciocchetti, age 48, has served as our Vice President of Operations since the merger. Since 2001 Ms. Sciocchetti has served first as Duska Scientific’s Director of Operations and then as Duska Scientific’s Vice President of Operations. From 1998 through 2000, she was Director of Services for the Compliance Products Division of McKesson Corporation. Ms. Sciocchetti has extensive experience in operations, fiscal management and new product development in the healthcare field. She has also served as Director of Ambulatory Cardiac Services at Hahnemann University Hospital in Philadelphia. She holds a M.B.A. from St. Joseph’s University in Philadelphia.

Other Key Personnel

Stephen P. Kutalek, M.D. Dr. Kutalek, age 50, has served as Duska Scientific’s Medical Director on a part time basis since 2002. Dr. Kutalek is a Professor of Medicine, Chief of the Cardiovascular Division and Director of the Clinical Cardiac Electrophysiology & Cardiac Pacing at Drexel University College of Medicine. Dr. Kutalek is a member of multiple professional societies, including the American College of Cardiology, the American Heart Association, the North American Society of Pacing and Electrophysiology and the American Federation for Clinical Research. He serves on the editorial board of the Journal of Invasive Cardiac Electrophysiology and acts as an ad hoc reviewer for leading professional journals. Dr. Kutalek has authored and co-authored more than 120 papers published in peer reviewed journals as well as numerous reviews and book chapters. Dr. Kutalek has extensive experience in clinical trials and acts as a consultant for several device manufacturing companies. He holds a BA degree from the Johns Hopkins University and a Doctor of Medicine from New York University School of Medicine.

We have established a Scientific Advisory Board to assist management in the areas of expertise of the members of the Scientific Advisory Board. The following are the current members of the Scientific Advisory Board and their respective areas of expertise:

Geoffrey Burnstock, Ph.D., D.Sc., (Chairman of our Scientific Advisory Board), Director, Autonomic Neuroscience Institute, Royal Free and University College Medical School, London, England. Area of expertise—Purinergic receptors.

Peter Barnes, M.A., D.M., D.Sc., FRCP, Professor and Head of Thoracic Medicine, Imperial College of London (U.K.). Area of expertise—Pulmonary diseases.

Francesco DiVirgilio, M.D., Professor, Department of Experimental and Diagnostic Medicine, University of Ferrara, Italy. Area of expertise—P2 receptors in immunology.

Daniel Flammang, M.D., Head of Cardiology, Centre Hospitalier d’Angouleme, France. Area of expertise—Uses of ATP in patients with syncope.

Pasquale Patrizio M.D., Professor of Obstetrics and Gynecology, Director, Yale Fertility Center, Yale University, New Haven, Connecticut. Area of expertise—Andrology, human reproduction in general and male infertility in particular.

Edward Schulman, M.D., Professor, Pulmonary and Critical Care Medicine, Drexel University College of Medicine, Philadelphia, Pennsylvania. Area of expertise—Pulmonary disorders, biology of lung mast cells.

Kathryn Szabat, Ph.D., Associate Professor, La Salle University, Philadelphia, Pennsylvania. Area of expertise—Statistics.

Executive Compensation

The following table sets forth the compensation for services paid in all capacities for the three fiscal years ended December 31, 2004 to Amir Pelleg, Ph.D. (the “Named Executive Officer”). Dr. Pelleg has been the President and Chief Operating Officer and Chief Scientific Officer of both this company and Duska Scientific since the merger in August 2004, and held the same positions on part-time basis with Duska Scientific since January 2004 until the merger. Dr. Pelleg was the President and Chief Scientific Officer of Duska Scientific on a part-time basis during 2003 and 2002. The information set forth below includes all compensation paid to the Named Executive Officer by Duska Scientific before the merger. No other executive officers of either this company, Shiprock or Duska Scientific received an annual salary and bonus that collectively exceeded $100,000 during the fiscal year ended December 31, 2004.

Summary Compensation Table

	Annual Compensation								Long-Term Compensation Awards
Name and Principal Position	Year	Salary			Bonus			Other Annual Compensation	Securities Underlying Options (1)
Amir Pelleg, Ph.D. Part-time President, Chief Operating Officer and Chief Scientific Officer	2004 2003 2002	$ $ $	115,000 80,016 78,971	(3)	$ $	20,000 20,000 –	(2) (3)	– – –	300,000 – 225,000

(1)	In February 2004, Duska Scientific issued an option to Dr. Pelleg to purchase 225,000 shares of Duska Scientific common stock at $1.00 per share as consideration for Dr. Pelleg assigning to the company all of his ownership interest in an invention, including a U.S. provisional patent application (see, “Item 12. Certain Relationships and Related Transactions”). The remaining options to purchase 75,000 shares were granted to Dr. Pelleg in his capacity as a director. Options issued to Dr. Pelleg by Duska Scientific were exchanged in the merger for options of this company having the same terms.

(2)	Dr. Pelleg was granted a bonus of $20,000 for services rendered during fiscal year 2004, which was awarded in February 2005 and paid in March 2005.

(3)	$76,682 of Dr. Pelleg’s salary and 100% of his bonus was voluntarily deferred, with all of the deferred salary and a portion of the deferred bonus paid during fiscal year 2004.

During the three years prior to the merger, Tommy J. Gropp was the Chief Executive Officer, President, Chief Financial Officer and Secretary of Shiprock. During the last three years, Shiprock did not pay Mr. Gropp or any other executive officer any salary or bonus, and Mr. Gropp was not granted any options. Accordingly, no information is provided regarding Mr. Gropp or any other former executive officer of Shiprock.

Stock Option Grants

The following table contains information concerning grants of stock options during the fiscal year ended December 31, 2004 by us (including Duska Scientific) to the Named Executive Officer. Shiprock did not grant any options. In the Reorganization, all of these options were assumed by Shiprock and now represent options to purchase shares of our common stock. We have not granted any stock appreciation rights.

Option Grants in Fiscal Year Ended December 31, 2004

Individual Grants
Name	Number of Shares Underlying Options Granted		% of Total Options Granted to Employees In Fiscal Year	Exercise Price	Market Price on Date of Grant	Expiration Date
Amir Pelleg, Ph.D.	300,000	(1)	74%	$1.00	(2)	2/10/11

(1)	In February 2004, Duska Scientific issued an option to Dr. Pelleg to purchase 225,000 shares of Duska Scientific common stock at $1.00 per share as consideration for Dr. Pelleg assigning to the company all of his ownership interest in an invention, including a U.S. provisional patent application (see, “Item 12. Certain Relationships and Related Transactions”). The remaining options to purchase 75,000 shares were granted to Dr. Pelleg in his capacity as a director.

(2)	On the date of grant, the common stock of Duska Scientific was not listed for trading on any securities market. Accordingly, there was no market price on the date of grant.

Aggregate Options

The following table sets forth the number and value of unexercised options held by the Named Executive Officer as of December 31, 2004. The options listed below originally represented options to purchase shares of Duska Scientific, a non-public company whose shares were not traded on any market. In the August 2004 merger, these options were exchanged for options to purchase our publicly traded common stock on the same terms as the options originally issued by Duska Scientific. Since the Duska Scientific options now represent options to purchase our shares, the value of these options in the following table is based on the last reported sale for the period through December 31, 2004.

Aggregated Option/SAR Exercises in Fiscal Year Ended December 31, 2004 and FY-End Option/SAR Values

Name	Shares Acquired in Exercise	Value Realized	Number of Securities Underlying Unexercised Option/SARs at FY- End (#) Exercisable/ Unexercisable	Value of Unexercised In-the- Money Option/SARs at FY-End (#) Exercisable/ Unexercisable(1)
Amir Pelleg, Ph.D.	0	—	1,182,000/150,000	$2,027,220/$262,500

(1)	Dollar amounts reflect the net values of outstanding stock options computed as the difference between $2.75 (the last reported sale for the period through December 31, 2004 on the OTC Bulletin Board) and the exercise price of the options.

Employment Agreements

We have entered into an employment agreement with Dr. Amir Pelleg, effective as of September 1, 2004, pursuant to which Dr. Pelleg has agreed to serve as President, Chief Operating Officer and Chief Scientific Officer. The term of the agreement runs until December 31, 2007. Under the employment agreement, Dr. Pelleg is to receive an annual salary of $115,000 until December 31, 2005 and an annual salary of $175,000 thereafter until the end of the agreement. Under the agreement, Dr. Pelleg is to receive a bonus of at least $20,000 on December 31, 2004 and an annual bonus each year thereafter as determined by our Board of Directors and based on the company meeting certain milestones for 2004 and subsequent years that will be established by our Board of Directors. Dr. Pelleg is eligible to receive stock options as determined by our Board of Directors. We agreed to maintain life insurance for Dr. Pelleg and key man life insurance for our benefit. We agreed to indemnify Dr. Pelleg for all claims arising out of performance of Dr. Pelleg’s duties as President, Chief Operating Officer and Chief Scientific Officer, other than those arising out of a breach of the agreement by Dr. Pelleg or Dr. Pelleg’s gross negligence or willful misconduct. Dr. Pelleg may terminate the agreement at any time on 30 days prior written notice. We have the ability to terminate the agreement in the event of Dr. Pelleg’s disability and for “cause,” as defined in the agreement. We may also terminate the agreement without cause in the event we are unable to raise at least $3.5 million in net proceeds from any combination of equity or debt financing or government grants by September 1, 2005, in which event all of Dr. Pelleg’s options to purchase shares of our common stock shall vest upon such termination. Although Dr. Pelleg is required to work full-time for us, he may continue to serve as an Adjunct Professor at Drexel University College of Medicine, provided that his affiliation with Drexel does not interfere with his performance under the employment agreement.

On February 16, 2004, Duska Scientific entered into an employment agreement with Mark Reynolds pursuant to which Mr. Reynolds agreed to serve as our Chief Financial Officer on a part time basis following completion of the Duska Scientific merger. The agreement may be terminated by us or by Mr. Reynolds on at least 30 days written notice. Under the employment agreement, Mr. Reynolds is to receive an annual salary of $30,000. Mr. Reynolds may from time to time provide additional services to us for additional compensation based on the same rate as provided in his employment agreement. Mr. Reynolds is eligible to receive an annual bonus each year as determined by our Board of Directors. In connection with his employment, Mr. Reynolds was awarded a stock option upon commencement of his employment to purchase 60,000 shares of common stock at an exercise price of $1.00 per share. The option vests and becomes exercisable at the rate of 5,000 shares per month.

Dr. Mosk currently receives a monthly retainer at the annualized rate of $70,000 as compensation for his services as our Non-Executive Chairman of the Board of Directors. Dr. Mosk’s services are provided to us by Technomedics Management & Systems, Inc. of which Dr. Mosk is the controlling stockholder. He was elected by the Board of Directors to serve as the Non-Executive Chairman and intends to continue in this position if re-elected by the Board of Directors at the next annual stockholders meeting. Dr. Mosk’s services for us may also include from time to time specific projects that he agrees to perform at the request of the Board of Directors. Dr. Mosk may terminate his services at any time upon 30 days notice. In consideration for agreeing to provide the foregoing services, we agreed that, following the termination of his services for any reason other than for cause, all of the options that Dr. Mosk currently owns will remain in effect and will continue to be exercisable until the original expiration date of those options. We have agreed that he may provide consulting or other services to other companies, for compensation, and that such services will not be deemed to be a breach of any fiduciary duty or a taking of a corporate opportunity of ours if such activities do not directly involve products or potential products based on P2 receptors or ATP or ATP analogues or derivatives We have agreed to indemnify Dr. Mosk for all claims arising out of his performance of his duties as Non-Executive Chairman, other than those arising out of Dr. Mosk’s willful misconduct.

Mr. Hillsberg currently receives a monthly retainer at the annualized rate of $25,000 as compensation for his services as our corporate Secretary. He was elected by the Board of Directors to serve as the corporate Secretary and intends to continue in this position if re-elected by the Board of Directors at the next regular annual stockholders meeting. In consideration for agreeing to provide the foregoing services, we agreed that, following the termination of his services for any reason other than for cause, all of the options that Mr. Hillsberg currently owns will remain in effect and will continue to be exercisable until the original expiration date of those options. We have also agreed that Mr. Hillsberg may provide consulting or other services to other companies, for compensation, and that such services will not be deemed to be a breach of any fiduciary duty or a taking of a corporate opportunity of ours if such activities do not directly involve products or potential products based on P2 receptors or ATP or ATP analogues or derivatives. We have also agreed to indemnify Mr. Hillsberg for all claims arising out of his performance of his duties as corporate Secretary, other than those arising out of Mr. Hillsberg’s willful misconduct.

We have entered into an employment agreement with Marie Sciocchetti, effective as of January 1, 2005, to serve as our Vice President of Operations. Pursuant to the agreement, she receives an annual salary of $100,000 and was granted an option to purchase 20,000 shares of our common stock with an exercise price of $2.25 per share, which option vests as to 25% of the option upon grant in April 2005 and an additional 25% at the end of each calendar quarter thereafter. Ms Sciocchetti also is eligible for an annual bonus as determined by the Board of Directors based on the Company meeting certain milestones. The agreement is terminable by either party at any time and, unless terminated by either party will automatically be extended on December 31, 2005 for an additional year.

Equity Compensation Plan Information

The following table provides information as of December 31, 2004 with respect to securities that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,015,000	$1.04	985,000
Equity compensation plans not approved by security holders	—	—	—
Total	5,015,000	$1.04	985,000

The equity compensation plan approved by our stockholders is the 2004 Equity Incentive Plan of Duska Therapeutics, Inc. We have not adopted without the approval of our stockholders any equity compensation plan under which our securities are authorized for issuance.

PROPOSAL II

APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN

General

Stockholders of the Company are also being asked to approve our 2004 Equity Incentive Plan. The Board of Directors adopted the 2004 Equity Incentive Plan in August 2004. Under the 2004 Equity Incentive Plan, Duska is authorized to grant options, restricted stock and stock appreciation rights to purchase up to 6,000,000 shares of common stock to our key employees, officers, directors, consultants and other agents and advisors. The description of the 2004 Equity Incentive Plan provided below is qualified in its entirety by the full text of the plan (as amended to date), a copy of which is attached as Appendix B to this Proxy Statement.

The 2004 Equity Incentive Plan is administered by our Board of Directors or a committee of the Board of Directors, which determines the persons to whom awards will be granted, the type of award to be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the plan. Awards under the plan may consist of stock options (both non- qualified options and options intended to qualify as “Incentive Stock Options” under Section 422 of the Internal Revenue Code of 1986, as amended), restricted stock awards and stock appreciation rights. As of April 25, 2005, the total number of eligible key employees, officers, directors, consultants and other agents and advisors was less than 25.

The 2004 Equity Incentive Plan provides that the exercise price of each incentive stock option may not be less than the fair market value of our common stock on the date of grant (or 110% of the fair market value in the case of a grantee holding more than 10% of our outstanding common stock). Non-qualified stock options may also only be granted at an exercise price not be less than the fair market value of our common stock on the date of grant. The maximum number of options that may be granted in any fiscal year to any participant is 400,000.

The plan also permits the committee to grant freestanding stock appreciation rights or in tandem with option awards. The grant price of a stock appreciation right shall be no less than the fair market value of a share on the date of grant of the stock appreciation right. No stock appreciation right shall be exercisable later than the tenth anniversary of its grant. Upon the exercise of a stock appreciation right, a participant shall be entitled to receive common stock at a fair market value equal to the benefit to be received by the exercise (although we may agree to pay the benefit in cash or a combination of cash and stock).

The plan also provides us with the ability to grant or sell shares of common stock that are subject to certain transferability, forfeiture, repurchase or other restrictions. The type of restriction, the number of shares of restricted stock granted and other such provisions shall be determined by the committee.

Unless otherwise determined by the committee, awards granted under the 2004 Equity Incentive Plan are not transferable other than by will or by the laws of descent and distribution.

The 2004 Equity Incentive Plan provides that, except as set forth in an individual award agreement, upon the occurrence of a corporate transaction: (1) the committee shall notify each participant at least thirty (30) days prior to the consummation of the corporate transaction or as soon as may be practicable and (2) all options and stock appreciation rights shall terminate and all restricted stock shall be forfeited immediately prior to the consummation of such corporate transaction unless the committee determines otherwise in its sole discretion. A “corporate transaction” means (i) a liquidation or dissolution of the Company; (ii) a merger or consolidation of the Company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (iii) a sale of all or substantially all of the assets of the Company; or (iv) a purchase or other acquisition of more than 50% of the outstanding stock of the Company by one person or by more than one person acting in concert.

The committee may alter, amend or terminate the plan in any respect at any time, but no alteration, amendment or termination will adversely affect in any material way any award previously granted under the plan, without the written consent of the participant holding such award.

As of April 25, 2005, we had outstanding options under our 2004 Equity Incentive Plan to purchase approximately 5,215,000 shares of our common stock at a weighted-average exercise price of approximately $1.08 per share. On April 25, 2005, the closing price of our common stock was $2.25 per share.

Certain Federal Tax Consequences

The following is a brief summary of the principal federal income tax consequences of awards under the Plan based on applicable provisions of the Internal Revenue Code now in effect.

General. A recipient of an award of stock options or stock appreciation right under the plan realizes no taxable income at the time of grant. The recipient generally realizes no taxable income at the time of an award of restricted stock, so long as the restricted stock is not vested. Stock is vested for this purpose if it is either transferable or is not subject to a substantial risk of forfeiture.

Stock Options. With regard to incentive stock options, no income is recognized by the recipient upon issuance to him of shares pursuant to his exercise of an incentive stock option. In order to avail himself of this tax benefit, the eligible employee must make no disposition of the shares so received before he has held such shares for at least one year and at least two years have passed since he was granted the option. Assuming compliance with this and other applicable tax provisions, an eligible employee will realize long-term capital gain or loss when he disposes of the shares, measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If an eligible employee disposes of shares acquired by exercise of an incentive stock option before the expiration of the above-noted periods, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent the lesser of (a) the fair market value of the shares on the date the option was exercised, or (b) the amount realized upon such disposition, exceeds the exercise price. Any amount realized in excess of the fair market value on the date of exercise is treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the exercise price the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares. For purposes of the alternative minimum tax, the eligible employee shall recognize income upon the transfer of shares to him pursuant to the exercise of an incentive stock option in an amount equal to the difference between the fair market value of the shares at the time of exercise and the exercise price. We will not be allowed any deduction for federal income tax purposes at the time of the grant or exercise of any incentive stock option. At the time of a disqualifying disposition by an eligible employee, we will, in general, be entitled to a deduction for the amount taxable to the eligible employee as ordinary income.

With regard to nonqualified stock options, the optionee realizes ordinary income at the time of the exercise of an option. The amount of income is equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. When an eligible employee disposes of shares acquired upon the exercise of a nonqualified stock option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon on the holding period of the shares.

Restricted Stock. With regard to restricted stock, the holder of restricted stock recognizes ordinary income at the time that the restricted stock vests. The amount of income is equal to the excess of the fair market value of the shares at the time of vesting over the purchase price for such shares, if any.

When an eligible employee disposes of restricted stock, any amount received in excess of the fair market value of the shares on the date of vesting will be treated as long-term or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the fair market value on the date of vesting, the loss will be treated as long-term or short-term capital loss, depending on the holding period of the shares. Dividends paid on restricted stock that has not vested and that has not been the subject of an election under Section 83(b) of the Internal Revenue Code are treated as compensation income. Section 83(b) of the Internal Revenue Code permits the eligible employee to elect, not more than 30 days after the date of grant of the restricted stock, to include as ordinary income the difference between the fair market value of the restricted stock on the date of grant and the purchase price of the restricted stock, if any.

We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the eligible employee is considered to have realized ordinary income in connection with the exercise of a nonqualified stock option and the grant of restricted stock, assuming compliance with Section 162(m) of the Internal Revenue Code.

Other Benefits. In the case of an exercise of an stock appreciation right or an award of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, we will receive a federal income tax deduction in an amount equal to the ordinary income that the recipient has recognized, subject to Section 162(m) of the Internal Revenue Code.

Vote Required for Approval

The affirmative vote of holders of a majority of the shares cast at the Annual Meeting, in person or by proxy, will be required for the approval of the plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN.

PROPOSAL III

RATIFICATION OF APPOINTMENT OF AUDITORS

Recent Change in Accountants

Effective September 1, 2004, the Audit Committee of our Board of Directors approved the dismissal of Beckstead and Watts, LLP (“Beckstead”) as our independent auditors. On September 1, 2004, the Audit Committee of our Board of Directors engaged Stonefield Josephson, Inc. (“Stonefield”) to serve as our independent public accountants and to audit our financial statements for the year ended December 31, 2004. Stonefield has served as Duska Scientific’s independent public accountants since June 2002.

During our two prior fiscal years and the period from January 1, 2004 through the date of its dismissal, there had been no disagreements with Beckstead on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Beckstead would have caused it to make reference thereto in its reports on our financial statements. In addition, for the same periods, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

Beckstead’s reports on our financial statements for the years ended December 31, 2002 and 2003 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports for both years indicated that there was a substantial doubt as to our ability to continue as a going concern and that the financial statements did not include any adjustments that might result from the outcome of this uncertainty.

During the two fiscal years ended December 31, 2002 and December 31, 2003 and through the subsequent interim period preceding the change in accountants, we did not consult with Stonefield regarding (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on our financial statements, and either a written report was provided to us or oral advice was provided that Stonefield concluded was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to this item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Report of the Audit Committee

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any of such filings.

The responsibilities of the Audit Committee include providing oversight to the financial reporting process of Duska through periodic meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls, and financial reporting matters. The management of Duska is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on senior management, including senior financial management, and its independent auditors.

We, the members of the Audit Committee, have reviewed and discussed with senior management the audited financial statements of Duska that are included in the fiscal year 2004 Annual Report on Form 10-KSB. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with accounting principles generally accepted in the United States.

We have discussed with Stonefield Josephson, Inc., Duska’s independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements with respect to (i) their responsibility under auditing standards generally accepted in the United States, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from Stonefield Josephson, Inc. a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Stonefield Josephson, Inc. and Duska that in its professional judgment may reasonably be thought to bear on independence. Stonefield Josephson, Inc. has discussed its independence with us. Stonefield Josephson, Inc. confirmed in its letter that, in its professional judgment, it is independent of Duska within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the audited financial statements of Duska, we recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Company’s independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the report of the Company’s independent auditors with respect to such financial statements.

Respectfully submitted,

Audit Committee

Sanford J. Hillsberg
John N. Kapoor, Ph.D.
Jane Kinsel, Ph.D.

Accounting Fees

Aggregate fees billed to us by Beckstead and Stonefield for professional services rendered with respect to our 2003 and 2004 fiscal years, respectively, were as follows:

	2003	2004
Audit Fees	$15,413	$17,088
Audit-Related Fees	1,700	29,212
Tax Fees	—	—
All Other Fees	—	—

Total	$17,113	$46,300

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that Duska paid for professional services for the audit of our consolidated financial statements included in our Form 10-KSB and for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; and “tax fees” are fees for tax compliance, tax advice and tax planning.

All of the audit-related services and other services described in the above table were pre-approved by our Audit Committee. The Audit Committee has adopted a pre-approval policy that provides for the pre-approval of all services performed for us by Stonefield. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. Pursuant to this policy, the Audit Committee delegated such authority to the Chairman of the Audit Committee. All pre-approval decisions must be reported to the Audit Committee at its next meeting.

Stockholder Ratification of the Appointment of Stonefield Josephson, Inc.

The Audit Committee of the Board of Directors has approved Stonefield as our independent accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2005. We are not required to seek stockholder approval for the appointment of our independent accountants. However, the Audit Committee and the full Board of Directors believe it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

We currently anticipate that the representatives of Stonefield will not be present at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF STONEFIELD AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

STOCKHOLDER PROPOSALS

Any proposal that a Duska stockholder intends to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) at our next annual meeting of stockholders to be held in 2006 must be received by us on or before January 15, 2006. Notice of stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by us after March 8, 2006. Only proper proposals under Rule 14a-8 of the Exchange Act that are timely received will be included in the 2006 Proxy Statement. All proposals described in this paragraph should be sent to Duska Therapeutics, Inc., Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004, Attention: Corporate Secretary.

OTHER MATTERS

Expenses of Solicitation

Duska will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may be solicited by our directors, officers and other employees, personally or by telephone, facsimile or email. Such persons will not be compensated separately for these solicitation activities.

Miscellaneous

Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

Annual Report

A copy of our Annual Report on Form 10-KSB, without exhibits, for the year ended December 31, 2004 that we filed with the Securities and Exchange Commission accompanies this Proxy Statement. Copies of the Form 10-KSB exhibits are available without charge. Stockholders who would like such copies should direct their requests in writing to: Duska Therapeutics, Inc., Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004, Attention: Corporate Secretary.

By Order of the Board of Directors

/s/ Amir Pelleg
May 9, 2005	Amir Pelleg, Ph.D. President

APPENDIX A

DUSKA THERAPEUTICS, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.	PURPOSE

The primary function of the Audit Committee (the “Committee”) of Duska Therapeutics, Inc. (the “Company”) is to assist the Board of Directors (“Board”) in fulfilling its oversight responsibilities relating to (1) the quality and integrity of the financial reports of the Company, (2) the independent auditor’s qualifications and independence, and (3) the performance of the Company’s internal audit function and independent auditors. Consistent with these functions, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing circumstances while ensuring that the Company’s accounting and reporting practices are in accordance with all requirements and are all of the highest quality.

II.	STATEMENT OF POLICY

The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Company’s independent accountants and internal audit function.

•	Provide an open avenue of communication among the independent accountants, internal auditors, the Company’s operational management (the “Management”) and the Board.

The Committee shall provide assistance to the Board in fulfilling the Board’s oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements and the ethics programs as established by Management and the Board. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company.

The Committee will fulfill these responsibilities by carrying out the activities enumerated in Part V of this Charter. The Committee may augment the activities defined by Part V at its discretion in order to comply with the requirements of the Sarbanes-Oxley Act, the requirements of the National Association of Securities Dealers, Inc. (“NASD”) and the Securities and Exchange Commission (“SEC”) and any other applicable laws and regulations.

III.	COMPOSITION

The Committee shall be comprised of at least two but not more than five Directors as determined by the Board. A majority of the members of the Committee shall be “independent” Directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. For purposes hereof, “independent” director shall mean a director who meets NASD definition of “independent” director.

Each member of the Committee must be financially literate and able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement (or will become able to do so in a reasonable period of time after his or her appointment to the Committee).

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. The Board may replace Committee members. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

IV.	MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with Management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or meet with any members of, or consultants to, the Committee.

V.	AUDIT COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Committee shall:

1. Make regular reports to the Board.

2. Have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

3. Review and update this Charter periodically, at least annually, as conditions dictate.

4. The Committee shall prepare an annual report to the Company’s shareholders as required by the SEC. The report shall be included in the Company’s annual proxy statement.

5. Have the sole authority to select, appoint or replace the independent auditor (subject, if applicable, to shareholder ratification) and be directly responsible for establishing the compensation of the independent auditor.

6. Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act which are approved by the Committee prior to completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

7. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management. The Committee shall present its conclusions with respect to the selection or change of independent auditor to the Board.

8. Review and evaluate the lead partner of the independent auditor team and ensure the rotation of the audit partners as required by law.

9. Be directly responsible for the oversight of the work of the independent auditor (who shall report directly to the Committee) for the purpose of preparing or issuing an audit report or related work.

10. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

11. Review and discuss with Management and the independent auditor the Company’s annual financial statements, including the management’s discussion and analysis section of any annual report, and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent auditor, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-KSB.

12. Review and discuss with Management and the independent auditor the Company’s quarterly financial statements and the management’s discussion and analysis section of any quarterly report, prior to the filing of its Form 10-QSB, or prior to the release of earnings.

13. Discuss with Management the Company’s earnings press releases, including the use of any “pro forma” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of the types of information to be disclosed and the types of presentations to be made).

14. Review with the independent auditor the auditor’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting and review and resolve any significant disagreements between the independent auditor and Management in connection with the preparation of the financial statements.

15. Discuss with Management and the independent auditor, together and in separate executive sessions, significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls or financial reporting processes and any special steps adopted in light of material deficiencies.

16. Discuss separately with the independent auditor and Management (as required by Statement on Auditing Standard No. 61) matters relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of the activities or access to requested information, and any significant disagreements between the independent auditor and Management.

17. Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or Management.

18. Review and discuss reports from the independent auditors on:

a.	All critical accounting policies and practices to be used.

b.	All alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with Management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

c.	Other material written communications between the independent auditor and Management, such as any management letter or schedules of the unadjusted differences.

19. Discuss with Management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

20. Periodically review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls and reporting processes of the Company, and elicit any recommendations offered for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically should review Company policy statements to determine their adherence to the Company’s Code of Ethics.

21. Discuss with Management and the independent auditor the Company’s major financial risk exposures (including potential or pending litigation) and steps Management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

22. Discuss with or obtain reports from Management and corporate counsel confirming that the Company is in conformity with applicable legal requirements relating to financial and accounting matters and the Company’s Code of Ethics. Review reports and disclosures on insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations relating to financial and accounting matters and with the Company’s Code of Ethics.

23. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

24. Establish and implement procedures for the confidential, anonymous submission of employee concerns regarding questionable accounting or auditing matters and for receiving, retaining and addressing complaints concerning accounting, internal audit controls and other auditing matters.

25. Discuss with the Company’s counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

26. Submit the minutes of all meetings of the Committee to the Board and discuss, through its Chairman, the matters discussed at each Committee meeting with the Board.

27. Review the results of the annual audits of member reimbursements, director’s and officer’s expense accounts and Management perquisites prepared by the internal auditor and the independent auditor, respectively.

VI.	LIMITATION OF THE AUDIT COMMITTEE’S ROLE

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

APPENDIX B

2004 EQUITY INCENTIVE PLAN

OF

DUSKA THERAPEUTICS, INC.

(as amended)

1.	PURPOSES OF THE PLAN

The purposes of the 2004 Equity Incentive Plan (“Plan”) of DUSKA THERAPEUTICS, INC., a Nevada corporation (the “Company”), are to:

1.1. Encourage selected employees, directors, consultants and advisers to improve operations and increase the profitability of the Company;

1.2. Encourage selected employees, directors, consultants and advisers to accept or continue employment or association with the Company or its Affiliates; and

1.3. Increase the interest of selected employees, directors, consultants and advisers in the Company’s welfare through participation in the growth in value of the common stock of the Company, par value $.001 per share (the “Common Stock”).

2.	TYPES OF AWARDS; ELIGIBLE PERSONS

2.1. The Administrator (as defined below) may, from time to time, take the following action, separately or in combination, under the Plan: (i) grant “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”); (ii) grant “non-qualified options” (“NQOs,” and together with ISOs, “Options”); (iii) grant or sell Common Stock subject to restrictions (“restricted stock”) and (iv) grant stock appreciation rights (in general, the right to receive the excess of the fair market value of Common Stock on the exercise date over its fair market value on the grant date (“SARs”)), either in tandem with Options or as separate and independent grants. Any such awards may be made to employees, including employees who are officers or directors, and to individuals described in Section 1 of this Plan who the Administrator believes have made or will make a contribution to the Company or any Affiliate (as defined below); provided, however, that only a person who is an employee of the Company or any Affiliate at the date of the grant of an Option is eligible to receive ISOs under the plan. The term “Affiliate” as used in this Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term “employee” includes an officer or director who is an employee of the Company. The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant. The term “adviser” includes persons employed by, or otherwise affiliated with, an adviser.

2.2. Except as otherwise expressly set forth in this Plan, no right or benefit under this Plan shall be subject in any manner to anticipation, alienation, hypothecation, or charge, and any such attempted action shall be void. No right or benefit under this Plan shall in any manner be liable for or subject to debts, contracts, liabilities, or torts of any option holder or any other person except as otherwise may be expressly required by applicable law.

3.	STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

Subject to the provisions of Sections 6.1.1 and 8.2 of this Plan, the total number of shares of Common Stock which may be offered, or issued as restricted stock or on the exercise of Options or SARs under the Plan shall not exceed six million (6,000,000) shares of Common Stock. The shares subject to an Option or SAR granted under the Plan which expire, terminate or are cancelled unexercised shall become available again for grants under this Plan. If shares of restricted stock awarded under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan. Where the exercise price of an Option is paid by means of the optionee’s surrender of previously owned shares of Common Stock or the Company’s withholding of shares otherwise issuable upon exercise of the Option as may be permitted herein, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed “issued” and no longer available for issuance under this Plan. No eligible person shall be granted Options or other awards during any twelve-month period covering more than four hundred thousand (400,000) shares.

4.	ADMINISTRATION

4.1. This Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which administration of this Plan, or of part of this Plan, is delegated by the Board (in either case, the “Administrator”). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. At the Board’s discretion, the Committee may be comprised solely of “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or “outside directors” within the meaning of Section 162(m) of the Code. The Administrator may delegate non-discretionary administrative duties to such employees of the Company as the Administrator deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under this Plan.

4.2. Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options and SARs and grant or sell restricted stock; (ii) to determine the fair market value of the Common Stock subject to Options or other awards; (iii) to determine the exercise price of Options granted, the economic terms of SARs granted, or the offering price of restricted stock; (iv) to determine the persons to whom, and the time or times at which, Options or SARs shall be granted or restricted stock granted or sold, and the number of shares subject to each Option or SAR or the number of shares of restricted stock granted or sold; (v) to construe and interpret the terms and provisions of this Plan, of any applicable agreement and all Options and SARs granted under this Plan, and of any restricted stock award under this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option and SAR granted and award of restricted stock (which need not be identical), including but not limited to, the time or times at which Options and SARs shall be exercisable or the time at which the restrictions on restricted stock shall lapse; (viii) with the consent of the grantee, to rescind any award or exercise of an Option or SAR and to modify or amend the terms of any Option, SAR or restricted stock; (ix) to reduce the exercise price of any Option, the base value from which appreciation is to be determined with respect to an SAR or the purchase price of restricted stock; (x) to accelerate or defer (with the consent of the grantee) the exercise date of any Option or SAR or the date on which the restrictions on restricted stock lapse; (xi) to issue shares of restricted stock to an optionee in connection with the accelerated exercise of an Option by such optionee; (xii) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option. SAR or award of restricted stock; (xiii) to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan; and (xiv) to make all other determinations deemed necessary or advisable for the administration of this Plan, any applicable agreement, Option, SAR or award of restricted stock.

4.3. All questions of interpretation, implementation, and application of this Plan or any agreement or Option, SAR or award of restricted stock shall be determined by the Administrator, which determination shall be final and binding on all persons.

5.	GRANTING OF OPTIONS AND SARS; AGREEMENTS

5.1. No Options or SARs shall be granted under this Plan after ten (10) years from the date of adoption of this Plan by the Board.

5.2. Each Option and SAR shall be evidenced by a written agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such grant is made. In the event of a conflict between the terms or conditions of an agreement and the terms and conditions of this Plan, the terms and conditions of this Plan shall govern.

5.3. Each agreement shall specify whether the Option it evidences is an NQO or an ISO, provided, however, all Options granted under this Plan to non-employee directors, consultants and advisers of the Company are intended to be NQOs.

5.4. Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options or SARs under this Plan to persons who are expected to become employees, directors, consultants or advisers of the Company, but are not employees, directors, consultants or advisers at the date of approval.

6.	TERMS AND CONDITIONS OF OPTIONS AND SARS

Each Option and SAR granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. NQOs and SARs shall also be subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2. SARs shall be subject to the terms and conditions of Section 6.4.

6.1. Terms and Conditions to Which All Options and SARs Are Subject. All Options and SARs granted under this Plan shall be subject to the following terms and conditions:

6.1.1 Changes in Capital Structure. Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, or if the Company effects a spin-off of the Company’s subsidiary, appropriate adjustments shall be made by the Administrator, in its sole discretion, in (a) the number and class of shares of stock subject to this Plan and each Option and SAR outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Any adjustment, however, in an outstanding Option shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share covered by the unexercised portion of the Option. Adjustments under this Section 6.1.1 shall be made by the Administrator, whose determination as to the nature of the adjustments that shall be made, and the extent thereof, shall be final, binding, and conclusive. If an adjustment under this Section 6.1.1 would result in a fractional share interest under an option or any installment, the Administrator’s decision as to inclusion or exclusion of that fractional share interest shall be final, but no fractional shares of stock shall be issued under the Plan on account of any such adjustment.

6.1.2 Corporate Transactions. Except as otherwise provided in the applicable agreement, in the event of a Corporate Transaction (as defined below), the Administrator shall notify each holder of an Option or SAR at least thirty (30) days prior thereto or as soon as may be practicable. To the extent not then exercised all Options and SARs shall terminate immediately prior to the consummation of such Corporate Transaction unless the Administrator determines otherwise in its sole discretion; provided. however, that the Administrator, in its sole discretion, may (i) permit exercise of any Options or SARs prior to their termination, even if such Options or SARs would not otherwise have been exercisable, and/or (ii) provide that all or certain of the outstanding Options and SARs shall be assumed or an equivalent Option or SAR substituted by an applicable successor corporation or entity or any Affiliate of the successor corporation or entity. A “Corporate Transaction” means (i) a liquidation or dissolution of the Company; (ii) a merger or consolidation of the

Company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (iii) a sale of all or substantially all of the assets of the Company; or (iv) a purchase or other acquisition of more than 50% of the outstanding stock of the Company by one person or by more than one person acting in concert.

6.1.3 Time of Option or SAR Exercise. Subject to Section 5 and Section 6.3.4, an Option or SAR granted under the Plan shall be exercisable (a) immediately as of the effective date of the of the applicable agreement or (b) in accordance with a schedule or performance criteria as may be set by the Administrator and specified in the applicable agreement. However, in no case may an Option or SAR be exercisable until a written agreement in form and substance satisfactory to the Company is executed by the Company and the grantee.

6.1.4 Grant Date. The date of grant of an Option or SAR under the Plan shall be the effective date of the applicable agreement.

6.1.5 Non-Transferability of Rights. Except with the express written approval of the Administrator, which approval the Administrator is authorized to give only with respect to NQOs and SARs, no Option or SAR granted under this Plan shall be assignable or otherwise transferable by the grantee except by will or by the laws of descent and distribution. During the life of the grantee, an Option or SAR shall be exercisable only by the grantee.

6.1.6 Payment. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company and the proceeds of any payment shall be considered general funds of the Company. The Administrator, in the exercise of its absolute discretion after considering any tax, accounting and financial consequences, may authorize any one or more of the following additional methods of payment:

(a) Subject to the Sarbanes-Oxley Act of 2002, acceptance of the optionee’s full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest or original issue discount would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company);

(b) Subject to the discretion of the Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of shares of Common Stock already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock;

(c) Subject to the discretion of the Administrator, through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock; and

(d) By means of so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board.

6.1.7 Withholding and Employment Taxes. At the time of exercise and as a condition thereto, or at such other time as the amount of such obligation becomes determinable, the grantee of an Option or SAR shall remit to the Company in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the holder’s (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned shares of Common Stock or other securities of the Company with a fair market value equal to the required amount, or (iii) agreeing to have shares of Common Stock (with a fair market value equal to the required amount), which are acquired upon exercise of the Option or SAR, withheld by the Company.

6.1.8 Other Provisions. Each Option and SAR granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code.

6.1.9 Determination of Value. For purposes of this Plan, the fair market value of Common Stock or other securities of the Company shall be determined as follows:

(a) If the stock of the Company is listed on a securities exchange or is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be the closing price of such stock on the date the value is to be determined, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

(b) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company’s net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry, the Company’s management, and the values of stock of other corporations in the same or a similar line of business.

6.1.10 Option and SAR Term. No Option or SAR shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the applicable agreement (the end of the maximum exercise period stated in the agreement is referred to in this Plan as the “Expiration Date”).

6.2. Terms and Conditions to Which Only NQOs Are Subject. Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

6.2.1 Exercise Price. The exercise price of an NQO shall be no less than the fair market value of the Common Stock on the date of grant.

6.2.2 Termination of Employment. Except as otherwise provided in the applicable agreement, if for any reason a grantee ceases to be employed by the Company or any of its Affiliates, Options that are NQOs and SARs held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within ninety (90) days of the date of such termination (but in no event after the Expiration Date). For purposes of this Section 6.2.2, “employment” includes service as a director, consultant or adviser. For purposes of this Section 6.2.2, a grantee’s employment shall not be deemed to terminate by reason of the grantee’s transfer from the Company to an Affiliate, or vice versa, or sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed ninety (90) days or, if longer, if the grantee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.3. Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.3.1 Exercise Price. The exercise price of an ISO shall not be less than the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted. The exercise price of an ISO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “Ten Percent Stockholder”) shall in no event be less than one hundred ten percent (110%) of the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted.

6.3.2 Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code (a disposition within two (2) years from the date of grant of the Option or within one year after the issuance of such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

6.3.3 Grant Date. If an ISO is granted in anticipation of employment as provided in Section 5.4, the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

6.3.4 Term. Notwithstanding Section 6.1.10, no ISO granted to any Ten Percent Stockholder shall be exercisable more than five (5) years after the date of grant.

6.3.5 Termination of Employment. Except as otherwise provided in the stock option agreement, if for any reason an optionee ceases to be employed by the Company or any of its Affiliates, Options that are ISOs held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within ninety (90) days of the date of such termination (but in no event after the Expiration Date). For purposes of this Section 6.3.5, an optionee’s employment shall not be deemed to terminate by reason of the optionee’s transfer from the Company to an Affiliate, or vice versa, or sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed ninety (90) days or, if longer, if the optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.4. Terms and Conditions Applicable Solely to SARs. In addition to the other terms and conditions applicable to SARs in this Section 6, the holder shall be entitled to receive on exercise of an SAR only Common Stock at a fair market value equal to the benefit to be received by the exercise.

7.	MANNER OF EXERCISE

7.1. An optionee wishing to exercise an Option or SAR shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and/or withholding taxes as provided in Sections 6.1.6 and 6.1.7. The date the Company receives written notice of an exercise hereunder accompanied by the applicable payment will be considered as the date such Option or SAR was exercised.

7.2. Promptly after receipt of written notice of exercise and the applicable payments called for by Section 7.1, the Company shall, without stock issue or transfer taxes to the holder or other person entitled to exercise the Option or SAR, deliver to the holder or such other person a certificate or certificates for the requisite number of shares of Common Stock. A holder or permitted transferee of an Option or SAR shall not have any privileges as a stockholder with respect to any shares of Common Stock to be issued until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8.	RESTRICTED STOCK

8.1. Grant or Sale of Restricted Stock.

8.1.1 No awards of restricted stock shall be granted under this Plan after ten (10) years from the date of adoption of this Plan by the Board.

8.1.2 The Administrator may issue shares under the Plan as a grant or for such consideration (including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes) as determined by the Administrator. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Administrator. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Administrator. If shares are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares may be retained by the Company until the shares are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient. All Common Stock issued pursuant to this Section 8 shall be subject to a purchase or grant agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase or grant agreement may contain any terms, conditions, restrictions, representations and warranties required by the Administrator. The certificates representing the shares shall bear any legends required by the Administrator. The Administrator may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Administrator may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Administrator in its sole discretion, a purchaser may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

8.2. Changes in Capital Structure. In the event of a change in the Company’s capital structure, as described in Section 6.1.1, appropriate adjustments shall be made by the Administrator, in its sole discretion, in the number and class of restricted stock subject to this Plan and the restricted stock outstanding under this Plan; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments.

8.3. Corporate Transactions. In the event of a Corporate Transaction, as defined in Section 6.1.2 hereof, to the extent not previously forfeited, all restricted stock shall be forfeited immediately prior to the consummation of such Corporate Transaction unless the Administrator determines otherwise in its sole discretion; provided, however, that the Administrator, in its sole discretion, may remove any restrictions as to any restricted stock. The Administrator may, in its sole discretion, provide that all outstanding restricted stock participate in the Corporate Transaction with an equivalent stock substituted by an applicable successor corporation subject to the restriction.

9.	EMPLOYMENT OR CONSULTING RELATIONSHIP

Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate the employment, consulting or advising of any optionee or restricted stock holder at any time, nor confer upon any optionee or restricted stock holder any right to continue in the employ of, or consult or advise with, the Company or any of its Affiliates.

10.	CONDITIONS UPON ISSUANCE OF SHARES

10.1. Securities Act. Shares of Common Stock shall not be issued pursuant to the exercise of an Option or the receipt of restricted stock unless the exercise of such Option or such receipt of restricted stock and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”).

10.2. Non-Compete Agreement. As a further condition to the receipt of Common Stock pursuant to the exercise of an Option or the receipt of restricted stock, the optionee or recipient of restricted stock may be required not to render services for any organization, or engage directly or indirectly in any business, competitive with the Company at any time during which (i) an Option is outstanding to such Optionee and for six (6) months after any exercise of an Option or the receipt of Common Stock pursuant to the exercise of an Option and (ii) restricted stock is owned by such recipient and for six (6) months after the restrictions on such restricted stock lapse. Failure to comply with this condition shall cause such Option and the exercise or issuance of shares thereunder and/or the award of restricted stock to be rescinded and the benefit of such exercise, issuance or award to be repaid to the Company.

11.	NON-EXCLUSIVITY OF THIS PLAN

The adoption of this Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under this Plan.

12.	MARKET STAND-OFF

Each optionee, holder of an SAR or recipient of restricted stock, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options, SARs or receipt of restricted stock during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to a registration statement of the Company which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act and the restriction period shall not exceed 90 days after the registration statement becomes effective.

13.	AMENDMENTS TO PLAN

The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, holder of an SAR or holder of restricted stock, no amendment, alteration, suspension or discontinuance may adversely affect such person’s outstanding Option(s), SAR(s) or the terms applicable to restricted stock except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless (a) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that stockholder approval is advisable.

14.	EFFECTIVE DATE OF PLAN; TERMINATION

This Plan shall become effective upon adoption by the Board; provided, however, that no Option or SAR shall be exercisable unless and until written consent of the stockholders of the Company, or approval of stockholders of the Company voting at a validly called stockholders’ meeting, is obtained within twelve (12) months after adoption by the Board. If any Options or SARs are so granted and stockholder approval shall not have been obtained within twelve (12) months of the date of adoption of this Plan by the Board, such Options and SARs shall terminate retroactively as of the date they were granted. Awards may be made under this Plan and exercise of Options and SARs shall occur only after there has been compliance with all applicable federal and state securities laws. This Plan (but not Options and SARs previously granted under this Plan) shall terminate within ten (10) years from the date of its adoption by the Board. Termination shall not affect any outstanding Options or SARs or the terms applicable to previously awarded restricted stock.

P R O X Y

DUSKA THERAPEUTICS, INC.

a Nevada Corporation

ANNUAL MEETING OF STOCKHOLDERS

June 6, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Manfred Mosk, Ph.D., Amir Pelleg, Ph.D. or Sanford J. Hillsberg, or any of them, as proxies, each with the power to appoint his or her substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of Common Stock of Duska Therapeutics, Inc. held of record by the undersigned on April 25, 2005 at the Annual Meeting of Stockholders to be held at the Hilton Hotel, 4200 City Avenue, Philadelphia, Pennsylvania 19131, on Monday, June 6, 2005, beginning at 9:00 a.m. (local time), or any adjournments or postponement thereof, with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

1. For the election as directors of the nominees listed below, except to the extent that authority is specifically withheld.

FOR all nominees listed below (except as marked to the contrary below)

WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: Amir Pelleg, Ph.D., Manfred Mosk, Ph.D., Sanford J. Hillsberg, Rudolph Nisi, M.D., John N. Kapoor, Ph.D., David Benditt, M.D., and Jane Kinsel, Ph.D.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

2. Proposal to approve the Company’s 2004 Equity Incentive Plan.

For

Against

Abstain

3. Proposal to ratify the appointment of Stonefield Josephson, Inc. as independent auditor.

For

Against

Abstain

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for the election of the seven director nominees listed on the other side of this Proxy and for the other proposals that are listed on the other side of this Proxy.

Dated:

Signature

Signature if Held Jointly

Number of Shares

Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the shares are owned by a corporation, sign in the full corporate name by the President or other authorized officer. If the shares are owned by a partnership, sign in the name of the partnership by an authorized person. Please mark, sign, date and return the Proxy promptly using the enclosed envelope.